                   SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM S-8
                (Including reoffering Prospectus prepared
                        in accordance with Form S-3)

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ______

                                UNIFI, INC.
          (Exact name of registrant as specified in its charter)

New York                                             11-2165495
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)               Identification No.)

                           7201 West Friendly Road
                           Greensboro, N.C. 27410
                               (910) 294-4410
                  (Address of Principal Executive Offices)


               UNIFI, INC. 1992 INCENTIVE STOCK OPTION PLAN
      UNIFI SPUN YARNS, INC.'S 1992 EMPLOYEE STOCK OPTION PLAN
                        (Full title of the plans)


                             ROBERT A. WARD
          Executive Vice President and Chief Financial Officer
                              Unifi, Inc.
                        7201 West Friendly Road
                        Greensboro, N.C. 27410
              (Name and address of agent for service)
                             (910) 294-4410
      (Telephone number, including area code, of agent for service)

                              Copies to:

             C. CLIFFORD FRAZIER, JR. and CHARLES F. McCOY
                        Frazier, Frazier & Mahler
                           P. O. Drawer 1559
                        Greensboro, N.C. 27402
                            (910) 378-9411

Approximate date of commencement of the proposed sale to the public:
From time to time after the effective date of this Registration
Statement.

             [the cover page is continued on the following page]


                         CALCULATION OF REGISTRATION FEE

                                                   Proposed
Title of                           Proposed        maximum
securities     Amount to be     maximum offering   aggregate    Amount of
to be           registered        price per        offering    registration
registered                           share          price          fee
- ----------------------------------------------------------------------------
Common Stock,
$.10 par Value  1,768,597 (1)        (2)        $39,776,491 (2)    $13,716.03

 (1) Represents the aggregate number of Common Stock of the Registrant authorized to be issued pursuant to the exercise of options which have been or may be granted under the Unifi, Inc. 1992 Incentive Stock Option Plan ("ISOP") (1,500,000 shares) and the Unifi Spun Yarns, Inc.'s 1992 Employee Stock Option Plan ("ESOP") (268,597 shares), including 700 shares of Common Stock which have been issued pursuant to the exercise of options previously granted under the ISOP and 9,785 shares of Common Stock which have been issued pursuant to the exercise of options previously granted under the ESOP. The ESOP had authorized options to purchase 496,837 shares of Common Stock; however, prior to the date of this Registration Statement employees granted 228,240 options terminated their employment with the Registrant and these options were canceled. Under the terms of the ESOP, no options may be granted after the effective date of the Reverse Triangular Merger of Unifi, Inc., Vintage Yarns, Inc. and U.F. Investments, Inc., on April 23, 1994. Thus, 268,597 shares are presently issuable under the ESOP.

(2)  The Proposed Maximum Offering Price and Proposed Maximum
Aggregate Offering Price are as follows:
                                                        Proposed
                                                   maximum aggregate
ISOP                                                 offering price

October 27, 1992 option exercise price of 255,000
shares (as adjusted for the February 5, 1993 3 for
2 stock split) is $24.67 per share                   $  6,290,850.00

October 21, 1993 option exercise price of 176,500
shares is $24.375 per share                             4,302,188.00

1,068,500 options presently not granted under the
ISOP are valued pursuant to Rule 457(c) at the average
of the high and low prices reported in the consolidated
reporting system on May 19, 1994 (25.125 + 24.375 =
49.5 /2) at $24.75 per share                          26,445,375.00


    ESOP

268,597 shares at an option exercise price of
$10.194 per share                                       2,738,078.00

TOTAL PROPOSED MAXIMUM AGGREGATE OFFERING PRICE      $ 39,776,491.00

                     [continuation of cover page]

PROSPECTUS

                                 UNIFI, INC.


                      1,768,597 shares of Common Stock
                          (par value $.10 per share)

         This Prospectus covers up to 1,768,597 shares of Common Stock, $.10 par value per share (the "Shares"), of Unifi, Inc., a New York corporation ("Unifi" or the "Company"), which may be offered for sale from time to time by employees or directors of Unifi or its wholly owned subsidiary, Unifi Spun Yarns, Inc. ("USY"), named herein (the "Selling Shareholders") who may be deemed to be affiliates of Unifi and may acquire Shares pursuant to the Unifi, Inc. 1992 Incentive Stock Option Plan (the "ISOP") or the Unifi Spun Yarns, Inc.'s 1992 Employee Stock Option Plan (the "ESOP") (collectively, the "Plans") or who acquired Shares upon exercise of options under the Plans prior to the effective registration of the Shares under the Securities Act of 1933, as amended. See "Plans for Sale of Shares."

         Unifi's Common Stock is traded on the New York Stock Exchange ("NYSE") under the trading symbol "UFI". The Shares may be sold from time to time by the Selling Shareholders, through members of the National Association of Securities Dealers or otherwise, at market prices then prevailing or at negotiated prices then obtainable. The Company will receive no portion of the proceeds from the sale of Shares hereunder.

         A broker or dealer selling the Shares for a Selling Shareholder or purchasing such Shares from a Selling Shareholder with a view to resale may be deemed to be an underwriter under the Securities Act of 1933 and any compensation received by such broker or dealer may be deemed underwriting compensation. Unifi cannot presently estimate the amount of such compensation which is to be paid from the proceeds of such sale; however, the Company has no reason to believe that such compensation will exceed that customary in the types of transactions involved.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                ____________________________________




            The date of this Prospectus is May 25, 1994.

                          TABLE OF CONTENTS

                                                               Page
Available Information . . . . . . . . . . . . . . . . . . .      2
Incorporation of Certain Documents by Reference . . . . . .      3
The Company . . . . . . . . . . . . . . . . . . . . . . . .      4
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .      4
The Selling Shareholders . . . . . . . . . . . . . . . . . .     5
Plans for Sale of Shares . . . . . . . . . . . . . . . . . .     5
Interests of Named Experts and Counsel . . . . . . . . . . .     6
Indemnification of Directors and Officers . . . . . . . . . .    6
Legal Opinions. . . . . . . . . . . . . . . . . . . . . . . .    7
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

                       _______________________


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY OR AN OFFER TO OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF COMMON STOCK MADE HEREUNDER SHALL AT ANY TIME UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY'S AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                         AVAILABLE INFORMATION

     Unifi has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Unifi Common Stock offered hereby. For further information pertaining to the shares of Unifi Common Stock to which this Prospectus relates, reference is made to such Registration Statement, including the exhibits and schedules filed as a part thereof. As permitted by the rules and regulations of the Commission, certain information included in the Registration Statement is omitted from this Prospectus. In addition, Unifi is subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a corporation with a class of securities registered pursuant to

Section 12(b) thereof and in accordance therewith files certain reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Reports, proxy statements and other information concerning Unifi also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Unifi with the Commission pursuant to Section 13 of the Exchange Act are hereby incorporated by reference in this Prospectus:

     (a) Unifi's Annual Report on Form 10-K for the year ended June 27, 1993, excluding Financial Statements and Schedules;

     (b) Unifi's Quarterly Reports on Form 10-Q for the quarters ended September 26, 1993, December 26, 1993, and March 26, 1994, respectively;

     (c) Unifi's Current Report on Form 8-K, dated August 18, 1993, and filed with the Commission on September 2, 1993 for the purpose of reporting the Pioneer Corporations' Interim Combined Financial Statements (Unaudited) and Unifi's and the Pioneer Corporation's ProForma Combined Interim Financial Information (Unaudited);

     (d)     Unifi's Current Report on Form 8-K, dated August 18,
1993, and filed with the Commission on November 5, 1993, for the purpose of reporting the Pioneer Corporations' merger with and into Unifi; and

     (e) The description of Unifi's Common Stock, $.10 par value, contained in its Registration Statement on Form 8-A filed with the Commission on May 23, 1990.

     In addition, all documents filed by Unifi pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering hereby of the Shares are hereby deemed to be incorporated by reference. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO UNIFI WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO UNIFI (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM ROBERT A. WARD, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, UNIFI, INC., 7201 WEST FRIENDLY ROAD, GREENSBORO, NORTH CAROLINA 27410. TELEPHONE (910) 294-4410. Persons requesting copies of exhibits to such documents that are not specifically incorporated by reference in such documents will be charged the costs of reproduction and mailing.

                          THE COMPANY

     Unifi, Inc., a New York corporation formed in 1969, together with its subsidiaries, is engaged predominantly in the business of processing yarns by: texturing of synthetic filament polyester and nylon fiber; and spinning of cotton and cotton blend fibers.

     The Company's texturing operation mainly involves purchasing partially oriented yarn (POY), which is either raw polyester or nylon filament fiber, from chemical manufacturers and using high speed machines to draw, heat and twist the POY to produce yarns having various physical characteristics, depending upon its ultimate end-use. The Company's spinning operation mainly involves the spinning on either open-end or ring spindles of cotton, cotton and undyed synthetic blends, and cotton and pre-dyed polyester blends into yarns of different strengths and thickness.

      The Company currently sells textured polyester yarns, nylon yarns, dyed yarns, covered yarns, spun yarns made of cotton, cotton and un-dyed synthetic blends, and cotton and pre-dyed polyester blends domestically and internationally to weavers and knitters who produce fabrics for the apparel, industrial, hosiery, home furnishing, auto upholstery, activewear, and underwear markets.

     The mailing address of the Company's principal executive offices is 7201 West Friendly Road, Greensboro, North Carolina
27410, telephone (910) 294-4410.

                        USE OF PROCEEDS

      The net proceeds from the sale of the Common Stock to which this Prospectus relates will be received by the Selling
Shareholders, and the Company will not receive any such proceeds.

                      SELLING SHAREHOLDERS

     The Selling Shareholders are those persons who as officers and directors of the Company and/or Unifi Spun Yarns, Inc., a wholly-owned subsidiary of the Company, may be deemed to be affiliates of the Company within the meaning of the Securities Act and who may acquire shares pursuant to the Plans and those other persons who have acquired Shares upon the exercise of options under the Plans prior to the effective registration of the Shares under the Securities Act.

     The following table sets forth the number of shares each
Selling Shareholder has acquired or will acquire upon exercise of options granted under the Plans.
                                                      Shares to be
                                      Shares      Owned After Sale
           Position                 Acquired                   % of
Selling       with      Shares       Under Plan          outstanding
Share-      Company      Owned       to be sold    Number     Shares
holder
- --------------------------------------------------------------------
Gary L.
Ellison   Employee         700           700           -          -

Sarah
Carlisle V. P. of
         Plan. & Cust.
         Rel. of USY     9,785         9,785           -         -

     It is intended that the foregoing list and information will be supplemented by a Prospectus Supplement or updated prospectus to be filed with the Commission pursuant to Rule 424 of the Commission's General Rules and Regulations under the Securities Act of 1933, as amended, to include the names of additional optionees who acquire Shares under the Plans and may sell such shares pursuant to this Prospectus.

                      PLANS FOR SALE OF SHARES

      The Selling Shareholders may sell, pursuant to this Prospectus, any or all of the Shares (being the Common Stock acquired by them under the Plans) at any time or from time to time. The Selling Shareholders may sell the Shares from time to time in one or more transactions through members of the National Association of Securities Dealers or otherwise. The Company's Common Stock is listed on the NYSE and it is assumed that the Shares will be offered for sale on the NYSE. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through brokers or dealers, and such brokers or dealers will receive compensation in the form of commissions or discounts from the Shareholders and may receive markups or commissions from the purchasers of Shares for whom they may act as agent. A broker or dealer selling Shares for the Selling Shareholders or purchasing such Shares from the Selling Shareholders for purposes of resale may be deemed to be an underwriter under the Securities Act and any compensation received by any such broker or dealer may be deemed underwriting compensation. The Company cannot presently estimate the amount of such compensation; however, the Company has no reason to believe that such discounts or commissions from the Selling Shareholders will exceed those customary in the types of transactions involved.

     The Company knows of no plan to offer the Shares through underwriters nor of any existing arrangements between any Selling
Shareholder and any broker.

     The Company will pay the expenses and fees incurred in connection with registration of the shares under Federal law and the qualification of the shares for sale under applicable state laws.
The Selling Shareholders will pay any other fees and expenses which they may incur in connection with their sales of the Shares.


             INTERESTS OF NAMED EXPERTS AND COUNSEL

     C. Clifford Frazier, Jr., the Secretary of Unifi, is a partner in the law firm of Frazier, Frazier & Mahler, which serves as general counsel to Unifi. Members of Frazier, Frazier & Mahler beneficially own approximately 54,000 shares of the outstanding shares of Unifi Common Stock on May 20, 1994.


            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide that the Company shall indemnify a director, officer or employee of the Company who is a party to or is threatened to be made a party to any proceeding or action against all expenses, liability and loss reasonably incurred in connection with such a proceeding, to the fullest extent authorized by the New York Business Corporation Law, except that the Company may not indemnify a director, officer or employee for expenses in connection with a proceeding that such director, officer or employee initiated unless the Company authorized the proceeding. Section 721 of the New York Business Corporation Law prohibits indemnification of directors and officers if (i) in a judgment against the director or officer or in another final adjudication adverse to him it is determined that such director or officer either acted in bad faith or acted with deliberate dishonesty, and his actions were material to the adjudication, or (ii) the director or officer personally gained a financial profit or other advantage to which he was not entitled.

     Pursuant to the Company's Certificate of Incorporation, a director of the Company is generally not subject to monetary damages for negligence and gross negligence, including grossly negligent business decisions involving takeover proposals for the Company, in the performance of the director's duty of care. Other remedies, such as injunctive relief against, and rescission of actions taken by, the directors are still available. A director remains liable for monetary damages, however, if (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law; (ii) the director personally gained a financial profit or other advantage to which the director was not legally entitled; or (iii) the director's acts violated laws of the New York Business Corporation Law relating to the payment of dividends, purchase of shares or distributions of assets after dissolution.

     As authorized by its Bylaws and by statute, the Company has purchased liability insurance policies providing an aggregate of $20,000,000 coverage for all directors and officers of the Company and providing for reimbursement to the Company for payments made on behalf of directors and officers pursuant to the indemnification provisions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                          LEGAL OPINIONS

     The legality of the Shares has been passed upon for the Company by Frazier, Frazier & Mahler, 102 N. Elm Street, Suite 206, Southeastern Building, Greensboro, North Carolina 27402, who has relied as to matters governed by New York law upon the opinion of Kreindler & Relkin, P.C., Suite 6500 The Empire State Building, 350 5th Avenue, New York, New York 10118.

                             EXPERTS

     The consolidated financial statements of Unifi, Inc. at June 27, 1993 and June 28, 1992 and for each of the three years in the period ended June 27, 1993 appearing in Unifi, Inc.'s Current Report (Form 8-K) dated August 18, 1993 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated in this Prospectus by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

     The following documents previously filed by Unifi, Inc.
("Unifi" or the "Company") with the Commission pursuant to Section 13 of the Exchange Act are hereby incorporated by reference in this Registration Statement:

     (a)    Unifi's Annual Report on Form 10-K for the year ended
June 27, 1993, excluding Financial Statements and Schedules;

     (b) Unifi's Quarterly Reports on Form 10-Q for the quarters ended September 26, 1993, December 26, 1993, and March 26, 1994, respectively;

     (c) Unifi's Current Report on Form 8-K, dated August 18, 1993, and filed with the Commission on September 2, 1993 for the purpose of reporting the Pioneer Corporations' Interim Combined Financial Statements (Unaudited) and Unifi's and the Pioneer Corporation's ProForma Combined Interim Financial Information (Unaudited);

     (d)    Unifi's Current Report on Form 8-K, dated August 18,
1993, and filed with the Commission on November 5, 1993, for the purpose of reporting the Pioneer Corporations' merger with and into Unifi; and

     (e) The description of Unifi's Common Stock, $.10 par value, contained in its Registration Statement on Form 8-A filed with the Commission on May 23, 1990.


     In addition, all documents filed by Unifi pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering hereby of the Shares are hereby deemed to be incorporated by reference. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     C. Clifford Frazier, Jr., the Secretary of Unifi, is a partner in the law firm of Frazier, Frazier & Mahler, which serves as general counsel to Unifi. Members of Frazier, Frazier & Mahler beneficially own approximately 54,000 shares of the outstanding shares of Unifi Common Stock on May 20, 1994.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Bylaws provide that the Registrant shall indemnify a director, officer or employee of the Registrant who is a party to or is threatened to be made a party to any proceeding or action against all expenses, liability and loss reasonably incurred in connection with such a proceeding, to the fullest extent authorized by the New York Business Corporation Law, except that the Registrant may not indemnify a director, officer or employee for expenses in connection with a proceeding that such director, officer or employee initiated unless the Registrant authorized the proceeding. Section 721 of the New York Business Corporation Law prohibits indemnification of directors and officers if (i) in a judgment against the director or officer or in another final adjudication adverse to him it is determined that such director or officer either acted in bad faith or acted with deliberate dishonesty, and his actions were material to the adjudication, or
(ii) the director or officer personally gained a financial profit or other advantage to which he was not entitled.

     Pursuant to the Registrant's Certificate of Incorporation, a director of the Registrant is generally not subject to monetary damages for negligence and gross negligence, including grossly negligent business decisions involving takeover proposals for the Registrant, in the performance of the director's duty of care.
Other remedies, such as injunctive relief against, and rescission of actions taken by, the directors are still available. A director remains liable for monetary damages, however, if (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law; (ii) the director personally gained a financial profit or other advantage to which the director was not legally entitled; or (iii) the director's acts violated laws of the New York Business Corporation Law relating to the payment of dividends, purchase of shares or distributions of assets after dissolution.

     The foregoing is only a general summary of certain aspects of New York law dealing with indemnification and liability of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed, specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made. Section 721 of the New York Business Corporation Law is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

     As authorized by the Bylaws and by statute, the Registrant has purchased liability insurance policies providing an aggregate of $20,000,000 coverage for all directors and officers of the Registrant and providing for reimbursement to the Registrant for payments made on behalf of directors and officers pursuant to the indemnification provisions.

Item 8.  Exhibits.

     The following Exhibits are filed with or incorporated by reference in this Registration Statement:

        Exhibit No.
      (per Table I in
    Item 601 of Reg. S-K)                    Description of Exhibit
- --------------------------------------------------------------------
           4.1                         Specimen Certificate of
                                        Unifi, Inc.'s common stock,
                                        filed as Exhibit 4(a) to the
                                        Registration Statement
                                        on Form S-1, (Registration
                                        No. 2-45405) which is
                                        incorporated herein by
                                        reference.

           5.1 Opinion of Frazier, Frazier & Mahler as to legality of securities being registered

          23.1                          Consent of Frazier, Frazier
                                        & Mahler (included in
                                        Exhibit 5.1)

          23.2                          Consent of Ernst & Young

          23.3                          Consent of Dixon, Odom &
                                        Co., L.L.P.

          23.4                          Consent of Butler & Burke

          23.5                          Consent of KPMG Peat Marwick

          24.1                          Power of Attorney

          99.1 Provisions of New York Business Corporation Law relating to indemnification of directors and officers

          99.2 Unifi, Inc. 1992 Incentive Stock Option Plan (filed as Exhibit (10c) with
                                        Unifi's Form 10-K for the
                                        fiscal year ended June 27,
                                        1993) which is incorporated
                                        herein by reference.

           99.3                         1992 Employee Stock Option
                                        Plan of Vintage Yarns,
                                        Inc. (now known as the
                                        "Unifi Spun Yarns, Inc.'s
                                         1992 Employee Stock Option
                                         Plan"), executed on April
                                         1, 1992, and the Agreement

                                         To Amend and Convert
                                         Options Under 1992 Employee
                                         Stock Option Plan Of
                                         Vintage Yarns, Inc. dated
                                         April 23, 1993, by and
                                         among Vintage Yarns, Inc.,
                                         Unifi, Inc. and U.F.
                                         Investments, Inc., and
                                         Consent to Action Without
                                         Meeting By the Board of
                                         Directors of Unifi Spun
                                         Yarns, Inc., dated May 12,
                                         1993.
Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                         (ii)  To reflect in the prospectus any
facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3
(Section 239.13 of this chapter) or Form S-8 (Section 239.16b of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indeminification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on May 25, 1994.


                                                    UNIFI, INC.

                                             By: ROBERT A. WARD
                                                 Robert A. Ward
                                            Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                      Date
- -------------------------------------------------------------------

G. ALLEN MEBANE*           Chairman of the             May 25, 1994
G. Allen Mebane            Board of Directors


WILLIAM J. ARMFIELD, IV*   Vice-Chairman of            May 25, 1994
William J. Armfield, IV    the Board of
                           Directors


WILLIAM T. KRETZER*        President, Chief           May 25, 1994
William T. Kretzer         Executive Officer
                           (Principal Executive
                           Officer) and Director


ROBERT A WARD              Executive Vice              May 25, 1994
Robert A. Ward             President, Chief
                           Financial Officer,
                           (Principal Accounting
                           Officer) and Director


JERRY W. ELLER*            Executive Vice               May 25, 1994
Jerry W. Eller             President and
                           Director

G. ALFRED WEBSTER*         Executive Vice               May 25, 1994
G. Alfred Webster          President and
                           Director


GEORGE R. PERKINS, JR.*    Director                     May 25, 1994
George R. Perkins, Jr.



CHARLES R. CARTER*         Director                     May 25, 1994
Charles R. Carter



KENNETH G. LANGONE*        Director                     May 25, 1994
Kenneth G. Langone



DONALD F. ORR*             Director                     May 25, 1994
Donald F. Orr


Lord Eric Sharp            Director                     May 25, 1994


TIMOTHEUS R. POHL*         Director                     May 25, 1994
Timotheus R. Pohl



  *By: ROBERT A. WARD
       Robert A. Ward
       Attorney-in-Fact

                               INDEX TO EXHIBITS

        Exhibit No.
      (per Table I in
    Item 601 of Reg. S-K)                    Description of Exhibit
- --------------------------------------------------------------------
           4.1*                         Specimen Certificate of
                                        Unifi, Inc.'s common stock,
                                        filed as Exhibit 4(a) to the
                                        Registration Statement
                                        on Form S-1, (Registration
                                        No. 2-45405) which is
                                        incorporated herein by
                                        reference.

           5.1 Opinion of Frazier, Frazier & Mahler as to legality of securities being registered

          23.1                          Consent of Frazier, Frazier
                                        & Mahler (included in
                                        Exhibit 5.1)

          23.2                          Consent of Ernst & Young

          23.3                          Consent of Dixon, Odom &
                                        Co., L.L.P.

          23.4                          Consent of Butler & Burke

          23.5                          Consent of KPMG Peat Marwick

          24.1                          Power of Attorney

          99.1 Provisions of New York Business Corporation Law relating to indemnification of directors and officers

          99.2* Unifi, Inc. 1992 Incentive Stock Option Plan (filed as Exhibit (10c) with
                                        Unifi's Form 10-K for the
                                        fiscal year ended June 27,
                                        1993) which is incorporated
                                        herein by reference.

           99.3                         1992 Employee Stock Option
                                        Plan of Vintage Yarns,
                                        Inc. (now known as the
                                        "Unifi Spun Yarns, Inc.'s
                                         1992 Employee Stock Option
                                         Plan"), executed on April
                                         1, 1992, and the Agreement
                                         To Amend and Convert
                                         Options Under 1992 Employee
                                         Stock Option Plan Of
                                         Vintage Yarns, Inc. dated
                                         April 23, 1993, by and
                                         among Vintage Yarns, Inc.,
                                         Unifi, Inc. and U.F.
                                         Investments, Inc., and
                                         Consent to Action Without
                                         Meeting By the Board of
                                         Directors of Unifi Spun
                                         Yarns, Inc., dated May 12,
                                         1993.

*  Incorporated by reference

                                                     EXHIBIT 5.1



Frazier, Frazier & Mahler                          May 25, 1994
Attorneys & Counsellors At Law
Suite 206 Southeastern Building
Post Office Drawer 1559
Greensboro, NC  27402
(910) 272-2274
Facsimile: (910) 274-7358


Unifi, Inc.
7201 West Friendly Road
Greensboro, North Carolina  27419

              Re: Registration Statement on Form S-8 of the Unifi, Inc. 1992 Incentive Stock Option Plan and the Unifi
                    Spun Yarns, Inc.'s 1992 Employee Stock Option
                    Plan

Gentlemen:

     We have acted as counsel to Unifi, Inc., a New York corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on May 25, 1994, of the Unifi, Inc. 1992 Incentive Stock Option Plan and the Unifi Spun Yarns, Inc.'s 1992 Employee Stock Option Plan (the "Plans"). This opinion letter is Exhibit 5.1 to the Registration Statement.

     In rendering this opinion, we have relied upon an officer's certificate as to corporate action heretofore taken with respect to the Plans. We have also relied on an opinion of counsel licensed to practice law in the State of New York, as to matters of law in that state.

     Based on the foregoing, we are of the opinion that Shares of the Corporation's Common Stock, $.10 par value, to be issued by the Corporation pursuant to the terms and conditions of the Plans, are legally authorized, and when such Shares shall have been issued upon the terms and conditions set forth in the Plans, then such Shares shall be validly issued, fully paid and nonassessable.

     We hereby consent (1) to be named in the Registration Statement as attorneys who passed upon the legality of the Shares, and (2) to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          Frazier, Frazier & Mahler

                                EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) including the reoffering Prospectus prepared in accordance with Form S-3 pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and the Unifi Spun Yarns, Inc.'s 1992 Employee Stock Option Plan and to the incorporation by reference therein of our report dated November 3, 1993, with respect to the consolidated financial statements and scheduled of Unifi, Inc. at June 27, 1993 and June 28, 1992 and for each of the three years in the period ended June 27, 1993 included in its Current Report (Form 8-K) dated August 18, 1993, filed with the Securities and Exchange Commission.


ERNST & YOUNG
Greensboro, North Carolina
May 23, 1994

                                                       EXHIBIT 23.3




                   CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) including the reoffering Prospectus prepared in accordance with Form S-3 pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and the Unifi Spun Yarns, Inc.,'s 1992 Employee Stock Option Plan and to the incorporation by reference therein of our report dated June 24, 1993, with respect to the combined financial statements and schedules of the Pioneer Corporations at September 26, 1992 and for each of the two years ended September 26, 1992 included in Unifi, Inc.'s Current Report (Form 8-K) dated August 18, 1993, filed with the Securities and Exchange Commission.



DIXON, ODOM & CO., L.L.P.
Sanford, North Carolina
May 23, 1994

                                                       EXHIBIT 23.4





                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) including the reoffering Prospectus prepared in accordance with Form S-3 pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and the Unifi Spun Yarns, Inc.,'s 1992 Employee Stock Option Plan of our report dated February 8, 1993, with respect to the financial statements and schedules of Vintage Yarns, Inc. at September 30, 1992 and for each of the two years in the period ended September 30, 1992, not presented separately therein, included in Unifi, Inc.'s Current Report (Form 8-K) dated August 18, 1993, filed with the Securities and Exchange Commission.



BUTLER & BURKE
Winston-Salem, North Carolina
May 23, 1994

                                                    EXHIBIT 23.5



                    CONSENT OF INDEPENDENT AUDITORS




We consent to incorporation by reference in the registration statement on Form S-8 of Unifi, Inc. of our report dated June 14, 1991, relating to the consolidated statements of earnings, stockholders' equity and cash flows and related schedules of Macfield, Inc. and subsidiaries for the year ended April 27, 1991, which report appears in the Current Report on Form 8-K of Unifi, Inc. dated August 18, 1993.



KPMG PEAT MARWICK
Greensboro, North Carolina
May 23, 1994

                                                    EXHIBIT 24.1

                             POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of Unifi, Inc. and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints William T. Kretzer and Robert A. Ward, and each of them acting individually, its and his true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its or his name and on its or his behalf, and in each of the undersigned Officers' and Directors' capacity or capacities as shown below, (a) a Registration Statement on Form S-8 (including reoffering prospectus prepared in accordance with Form S-3) (or other appropriate form) and all other documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments to the foregoing (hereinafter called the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of such number of shares as may be necessary to fully register the Unifi, Inc. 1992 Incentive Stock Option Plan and the Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan, and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by the Registration Statement under such securities laws, regulations and requirements as may be applicable; and each of Unifi, Inc. and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Unifi, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his capacity or capacities as aforesaid, and each of Unifi, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its or his signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, Unifi, Inc. has caused this power of attorney to be signed on its behalf and each of the undersigned
Officers and Directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

     UNIFI, INC.
    (Registrant)


     By:ROBERT A. WARD
        Robert A. Ward
        Executive Vice President                    April 28, 1994



G. ALLEN MEBANE           Chairman of the            April 28, 1994
G. Allen Mebane           Board of Directors


WILLIAM J. ARMFIELD, IV   Vice-Chairman of            April 28, 1994
William J. Armfield, IV    the Board of
                           Directors


WILLIAM T. KRETZER        President, Chief             April 28, 1994
William T. Kretzer         Executive Officer
                          (Principal Executive
                           Officer) and Director


ROBERT A WARD              Executive Vice               April 28, 1994
Robert A. Ward             President, Chief
                           Financial Officer,
                           (Principal Accounting
                           Officer) and Director


JERRY W. ELLER             Executive Vice               April 28, 1994
Jerry W. Eller             President and
                           Director


G. ALFRED WEBSTER          Executive Vice               April 28, 1994
G. Alfred Webster          President and
                           Director


GEORGE R. PERKINS, JR.     Director                     April 28, 1994
George R. Perkins, Jr.


CHARLES R. CARTER          Director                     April 28, 1994
Charles R. Carter


KENNETH G. LANGONE         Director                     April 28, 1994
Kenneth G. Langone

DONALD F. ORR              Director                     April 28, 1994
Donald F. Orr


                           Director                     April 28, 1994
Lord Eric Sharp



TIMOTHEUS R. POHL          Director                     April 28, 1994
Timotheus R. Pohl

                                                       EXHIBIT 99.1

                  Provisions of New York Business Corporation Law
                        with respect to Indemnification
                            of Directors and Officers


Section 721. Nonexclusivity of Statutory Provisions for Indemnification of Directors and Officers. The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the bylaws or, when authorized by such certificate of incorporation or bylaws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                                                        EXHIBIT 99.3









                       1992 EMPLOYEE STOCK OPTION PLAN


                                     OF


                             VINTAGE YARNS, INC.

                    1992 EMPLOYEE STOCK OPTION PLAN OF
                             VINTAGE YARNS, INC.

1.     Purpose

     This plan (the "plan") is intended to encourage and enable selected key employees of Vintage Yarns, Inc. (the "Corporation") to acquire or to increase their holdings of nonvoting common stock of the Corporation (the "shares") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of incentive stock options ("incentive options") and nonqualified stock options ("nonqualified options"). Incentive options and nonqualified options shall be referred to herein collectively as "options."

2.    Administration of the Plan

     The plan shall be administered by the Board of Directors of the Corporation (the "Board"). Any action of the Board may be taken by a written instrument signed by all of the members of the Board and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the plan, the Board shall have full and final authority, in its discretion, to take any action with respect to the plan including, without limitation, the following: (i) to determine the individuals to receive options, the nature of each option as an incentive option or a nonqualified option, the times when options shall be granted, the number of shares to be subject to each option, the option price (determined in accordance with Paragraph 6), the option period, and the time or times when each option shall be exercisable; (ii) to prescribe the form or forms of the agreements evidencing any options granted under the plan; (iii) to establish, amend and rescind rules and regulations for the administration of the plan; (iv) to construe and interpret the plan, the rules and regulations, and the agreements evidencing options granted under the plan; and (v) to make all other determinations deemed necessary or advisable for administering the plan.

3.     Effective Date

     The effective date of the plan shall be April 1, 1992. Options may be granted under the plan on or after the effective date, but not after March 31, 2002.

4.     Options; Shares of Stock Subject to the Plan

     Both incentive options and nonqualified options, as designated by the Board, may be granted under the plan. For purposes of the plan, 5,331 shares of nonvoting common stock may be issued pursuant to the exercise of options granted hereunder, and the Corporation has reserved sufficient authorized shares to provide for the exercise of such options. Any shares subject to an option which, for any reason, expires or is terminated unexercised as to such shares may again be subjected to an option granted under the plan.

5.     Eligibility

     An option may be granted only to an individual who satisfies the following eligibility requirements on the date the option is granted:

          (a) The individual is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

          (b) The individual falls within the classification of key employees of the Corporation or a related corporation. For this purpose, "key employees" are those employees of the Corporation who the Board determines are in a position materially to affect the profits of the Corporation or such related corporation by reason of the nature and extent of each such employee's duties, responsibilities, personal capabilities, performance and potential.


          (c) With respect to the grant of an incentive option, the individual does not own, immediately before the time that the incentive option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation; provided, that an individual owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation may be granted an incentive option if the price at which such option may be exercised is greater than or equal to 110 percent of the fair market value of the shares on the date the option is granted and the period of the option does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under Section 424(d) of the Internal Revenue Code (the "Code").

          (d) The individual, being otherwise eligible under this Paragraph 5, is selected by the Board as an individual to whom an option shall be granted (and "optionee").

6.     Option Price

     The price per share at which an option may be exercised (the
"option price") shall be established by the Board and set forth in the terms of the option agreement. For this purpose, the following rules shall apply:

          (a) An option shall be considered to be granted on the date that the Board acts to grant the option, or on any later date specified by the Board as the effective date of the option.

          (b) In no event shall the option price per share of an incentive option be less than the fair market value per share of the shares on the date the option is granted. For this purpose, the fair market value of the shares shall be determined in good faith by the Board in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

          (c) In no event shall there first become exercisable by the optionee in any one calendar year incentive stock options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000.

7.     Option Period and Limitations on the Right to Exercise
Options

          (a) The period during which an option may be exercised (the "option period") shall be determined by the Board when the option is granted and shall extend from the date on which the option is granted to a date not more than ten years from the date on which the option is granted. Subject to the restriction contained in the preceding sentence and as otherwise provided in this plan, an option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions as shall be determined by the Board and set forth in the agreement evidencing such option, subject to the rights granted herein to the Board in specified circumstances to accelerate the time when options may be exercised. An option may not exercised before the plan has been approved by the shareholders of the Corporation, which approval must occur, if at all, within one year of the date on which the plan is adopted by the Board. Any option or portion thereof not exercised before the expiration of the option period shall terminate.

          (b) An option may be exercised by giving written notice of at least 30 days to the Board at such place as the Board shall direct. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price in cash. The closing with respect to the exercise of an option shall occur on the January 1, April 1, July 1 or October
1 which next follows by at least 30 days the date notice of exercise is given by the optionee to the Board, and shall take place at the principal place of business of the Corporation, or such other place as the Board and the optionee shall agree.

          (c) No option shall be exercised unless the optionee is, at the time of exercise, an employee as described in Paragraph 5(a), and shall have been an employee continuously since the date the option was granted, subject to the following:

               (i) An option shall not be affected by any change in the terms, conditions or status of the optionee's employment, provided that the optionee continues to be an employee of the Corporation or a related corporation.

               (ii) The employment relationship of an optionee shall be treated as continuing intact for any period that the optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an optionee shall also be treated as continuing intact while the optionee is not in active service because of disability; provided, that shares acquired by the optionee pursuant to exercise of an incentive option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the optionee's employment is considered to be terminated because of such disability under Section 422. For purposes of this subparagraph (c)(ii), "disability" shall mean the inability of the optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Board shall determine whether an optionee is disabled within the meaning of this subparagraph.

               (iii) If the employment of an optionee is terminated because of death or disability, the option may be exercised only to the extent exercisable on the date of the optionee's termination of employment (the "termination date"), except that the Board may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the optionee's termination date. The option must be exercised, if at all, prior to the earlier of: (A) the first anniversary of the optionee's termination date; or (B) the close of the option period. In the event of the optionee's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession. For purposes of this subparagraph (c)(iii) and subparagraph (c)(iv) immediately following, "disability" shall mean a condition with respect to an optionee occurring while he is employed by the Corporation and defined as a "disability" under the Corporation's long term disability insurance policy which may be in effect from time to time, as determined by a medical doctor selected or approved by the Corporation. In the event that there is no disability insurance policy owned by the Corporation and in effect, disability shall mean the inability, by reason of physical or mental infirmity, or both, of an optionee to perform his duties as an employee of the Corporation, as determined by the Board.

               (iv) If the employment of the optionee is terminated for any reason other than death or disability, his option may be exercised only to the extent exercisable on the date of such termination of employment, except that the Board may in its discretion accelerate the date of exercising all or any part of the option which was not otherwise exercisable on the date of such termination of employment. The option must be exercised, if at all, on or before the date of termination of the optionee's employment.

          (d) No option shall be exercised unless and until the optionee (or, if applicable, his legal representative, legatee or distributee) shall first become a party to the certain Amended and Restated Shareholders Agreement dated as of April 27, 1988, as amended, which is in effect between the Corporation and some or all of its shareholders.

          (e) No option shall be exercised if such exercise shall cause the Corporation to exceed the maximum number of permitted shareholders for purposes of the Corporation's election of Subchapter-S status under Section 1361(b)(1)(A) of the Code.

          (f) An optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an option unless and until certificates for such shares are issues to him or them under the plan.

          (g) Nothing in the plan shall confer upon the optionee any right to continue in the employment of the Corporation or a related corporation, or to interfere in any way with the right of the Corporation or a related corporation to terminate the optionee's employment at any time.

8.     Nontransferability of Options

          An option shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession, and an option shall be exercisable during the optionee's lifetime only by him.

9.     Dilution or Other Adjustments

     If there is any change in the outstanding shares of common stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split to holders of shares that is distributable in shares, or other change in the capital stock structure of the Corporation or a related corporation, the Board shall make such adjustments to options, to the number of shares reserved for issuance under the plan, and to any provisions of this plan as the Board deems equitable to prevent dilution or enlargement of options or otherwise advisable to reflect such change.

10.     Withholding

          The Board shall require any recipient of shares pursuant to exercise of a nonqualified option, or on the surrender of any option, to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state, or federal income tax obligations resulting from the exercise of a nonqualified option, or the surrender of any option, by electing (herein, the "Election") to deliver to the Corporation shares owned by the optionee at the time of exercise or surrender, or to have the Corporation withhold from the shares to which the recipient is entitled. The number of shares to be delivered or withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. The following rules shall apply with respect to Elections:

          (a) Each Election must be made in writing to the Board prior to the Tax Date. The Board may reject any Election, or may suspend or terminate the right to make an Election. An Election, once made by the recipient and accepted by the Board, shall be irrevocable.

          (b) The fair market value of shares to be delivered or withheld shall be determined pursuant to the provisions of Section 6(b).

11.     Certain Definitions

     For purposes of the plan, the following terms shall have the meaning indicated:

          (a) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

          (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time as of which a determination is being made, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time as of which a determination is being made, each corporation other than the last corporation in an unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in
Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

          (e) In general, terms used in the plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to incentive stock options.

12.     Stock Option Agreement

          The grant of any option under the plan shall be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the optionee. Such Agreement shall set forth the date of grant of the option, the option price, the option period, the designation of the option as an incentive option or a nonqualified option, and the time or times when and the conditions upon the happening of which the option shall become exercisable. Such Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject, and such other terms and conditions as the Board shall determine, which are consistent with the provisions of the plan and applicable law and regulations.

13.  Restrictions on Shares

          The Corporation may impose such restrictions on any shares purchased under the plan as it may deem advisable, including, without limitation, restrictions on transfer pursuant to any shareholder agreement to which the optionee is a party, under the Securities Act of 1933, as amended, and under any blue sky or securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an option in such form as may be prescribed from time to time by applicable laws and regulation or as may be advised by legal counsel.

14.     Amendment or Termination

     The plan may be amended or terminated by action of the Board;
provided, that:

          (a) Any change in (i) the aggregate number of shares which may be issued under the plan (other than changes as described in Paragraph 10), or (ii) the description of the class of employees eligible to receive options under the plan, shall be made only with the approval of the shareholders of the Corporation.

          (b) No option shall be adversely affected by a subsequent amendment or termination of the plan.

          (c) No option shall be amended (i) without the consent of the optionee, and (ii) if the option is an incentive option, without the opinion of legal counsel to the Corporation that such amendment will not constitute a "modification" within the meaning of
Section 424 of the Code if the Board determines such an opinion is necessary.

15.     Shareholder Approval

          The plan shall be submitted to the shareholders of the Corporation for approval by a majority of the shares of common stock of the Corporation that are entitled to vote thereon, which approval must occur, if at all, within twelve months following the effective date of the plan. All options granted prior to shareholder approval of the plan shall be conditional upon such approval, and no option shall be exercisable prior to such approval.

16.     Applicable Law

          Except as otherwise provided herein, the plan shall be construed and enforced according to the laws of the State of North Carolina.

          IN WITNESS WHEREOF, this Stock Option Plan has been executed in behalf of the Corporation effective as of the 1st day of April, 1992.


                              VINTAGE YARNS, INC.



                              By:    CHARLES W. GUNN
                                     Charles W. Gunn
                                     President


 Attest:

   FORREST TRUITT
   Forrest Truitt
   Secretary

        [CORPORATE SEAL]

                  AGREEMENT TO AMEND AND CONVERT OPTIONS UNDER
             1992 EMPLOYEE STOCK OPTION PLAN OF VINTAGE YARNS, INC.


          THIS AGREEMENT, made and entered into as of the 23rd day of April, 1993, by and among VINTAGE YARNS, INC., a North Carolina corporation ("Vintage"); UNIFI, INC., a New York Corporation
("Unifi"); and U.F. INVESTMENTS, INC., a North Carolina corporation and a wholly owned subsidiary of Unifi ("U.F.");

                           R E C I T A L S

          Vintage sponsors the 1992 Employee Stock Option Plan of Vintage Yarns, Inc. (the "Plan"), under which there are currently outstanding incentive stock options granted to key employees of Vintage to acquire shares of Vintage Nonvoting Common Stock. Pursuant to the Agreement and Plan of Reverse Triangular Merger dated as of February 10, 1993 (the "Merger Agreement"), by and among Vintage, Unifi and U.F., U.F. will be merged into Vintage and Vintage will become a wholly owned subsidiary of Unifi (the "Merger"). Section 1.03(a) of the Merger Agreement, as amended effective April 22, 1993, provides that, upon the effective date of the Merger (the "Effective Date"), each stock option then outstanding under the Plan shall be amended to provide (i) that the option shall be to acquire 93.19776 shares of Unifi Common Stock for each share of Vintage Nonvoting Common Stock then subject to the option, and (ii) that the option price per share shall be converted from $950.00 per share of Vintage Nonvoting Common Stock to $10.194 per share of Unifi Common Stock. It is also necessary to amend the Plan to reflect changes in the Plan's administration following the Merger, and to comply with requirements of federal securities laws applicable to options to acquire publicly traded securities.

          NOW, THEREFORE, the parties hereto hereby agree that the Plan and all options outstanding thereunder as of the Effective Date shall be amended as follows:

     1. Delete the first sentence of Paragraph 1 of the Plan and substitute therefor the following:

          "This plan (the 'plan') is intended to encourage and enable selected key employees of Vintage Yarns, Inc. (the 'Corporation') to acquire or to increase their holdings of common stock of the Corporation's parent, Unifi, Inc. (the 'shares') in order to promote a closer identification of their interests with those of the Corporation and Unifi, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation and Unifi."

     2. Delete the first sentence of Paragraph 2 of the Plan and substitute therefor the following:

          "The plan shall be administered by a committee appointed by the Board of Directors of Unifi, Inc. (the 'Committee'). The Committee shall consist of not fewer than two nor more than five members of the Board, as appointed from time to time by the Board. So long as the shares are registered under Section 12 of the Securities Exchange Act of 1934 (the 'Exchange Act'), each member of the Committee must be eligible to administer the plan pursuant to the disinterested administration requirements of Rule 16b-3(c)(2)(i) (or any successor rule) under the Exchange Act."

     On and after the Effective Date, each subsequent reference in the Plan to "Board" shall be changed to "Committee".

     3. Delete the second sentence of Paragraph 3 of the Plan and substitute therefor the following:

          "Options may be granted under the plan on and after the effective date of the Plan, but not after the effective date of the Merger pursuant to the Agreement and Plan of Reverse Triangular Merger dated as of February 10, 1993, by and among the Corporation, Unifi, Inc., and U.F. Investments, Inc."

     4. Delete the second and third sentences of Paragraph 4 of the Plan and substitute therefor the following:

           "For purposes of the plan, 496,837 shares of common stock of Unifi, Inc. may be issued pursuant to the exercise of options granted hereunder, and Unifi, Inc. has reserved sufficient authorized shares to provide for the exercise of such options. Any shares subject to an option which, for any reason, expires or is terminated unexercised as to such shares, shall not again be subjected to an option granted under the plan."

     5. Delete subparagraph 10(b) of the Plan and substitute therefor the following:

           "(b) the fair market value of the shares to be delivered shall mean, as of the particular date and in respect to any share, the closing price on such date or on the next business date, if such date is not a business day, of a share reflected in the consolidated trading tables of The Wall Street Journal (presently the NYSE-Composite Transactions) or any other publication selected by the Committee; provided that, if shares shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date, the fair market value of the shares shall be as determined by the Committee in good faith in such other manner consistent with applicable law.

          (c) Notwithstanding the foregoing, so long as the optionee is subject to the provisions of Section 16 of the Exchange Act (as defined in paragraph 2, above) and rules and regulations thereunder, such optionee shall not be permitted to elect to satisfy all or any part of his withholding requirements by having the Corporation withhold shares unless the following conditions are satisfied:

               (i) The Corporation or a related corporation has been subject to the reporting requirements of Section 13(a) of the Exchange Act for at least one year prior to the transaction and has filed all reports and statements required to be filed pursuant to such section for that year;

               (ii) The Corporation or a related corporation releases for publication on a regular basis quarterly and annual summary statements of sales and earnings in accordance with Rule 16b-3(e)(1)(ii) under the Exchange Act (or any successor rule);

               (iii) The election shall take effect during a period beginning on the third business day following the date of release of the financial data specified in subparagraph (ii) and ending on the twelfth business day following such date; and

               (iv) The option being exercised has been held for a period of at least six months from the date of grant to the date of exercise."

     6. As of the Effective Date, the option price of all options then outstanding under the Plan shall be changed from $950.00 per share to $10.194 per share, and the number of shares subject to each optionee's option shall be increased as set forth in Exhibit A hereto. Notwithstanding the foregoing, the Committee under the plan may adjust the number of shares subject to any option described in this Section 6 as required to comply with the provisions of Section 424(a) of the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder.

     IN WITNESS WHEREOF, this Agreement has been executed in behalf of each of the parties hereto, to be effective as of the Effective Date of the Merger, and contingent upon the consummation of the Merger according to the terms of the Merger Agreement.


                                             VINTAGE YARNS, INC.


                                             BY: CHARLES W. GUNN
                                                 Charles W. Gunn
                                                 President


ATTEST:

   FRANK TRUITT II
   Frank Truitt II
   Secretary


   [CORPORATE SEAL]



                                             UNIFI, INC.



                                             BY: W. T. KRETZER
                                                 W. T. Kretzer
                                                 President


ATTEST:


    C. CLIFFORD FRAZIER, JR.
    C. Clifford Frazier, Jr.
    Secretary

          [CORPORATE SEAL]

                                             U.F. INVESTMENTS, INC.



                                             BY:  ROBERT A. WARD
                                                  Robert A. Ward
                                                  President


ATTEST:


    C. CLIFFORD FRAZIER, JR.
    C. Clifford Frazier, Jr.
    Secretary

          [CORPORATE SEAL]

                   AGREEMENT TO AMEND AND CONVERT OPTIONS UNDER
              1992 EMPLOYEE STOCK OPTION PLAN OF VINTAGE YARNS, INC.



                                    EXHIBIT A
                          Schedule of Converted Options


                              Number of                 Number of
Name of employee              Vintage Shares         Unifi Shares
- -----------------------------------------------------------------
Charles W. Gunn                850                      79,218
Andrew Ronald Washburn         750                      69,898
Forrest H. Truitt              716                      66,729
Don J. Hedrick, Jr.            617                      57,503
Sarah R. Carlisle              567                      52,843
Peter L. Pottle                400                      37,279
Russell F. Harris              200                      18,639
George R. Wheeler              200                      18,639
Robert Ray Bennett             133                      12,395
Lawrence Bruce Crumbliss       133                      12,395
Mark W. Rice                   133                      12,395
Martha K. Fulk                 133                      12,395
David Allen Partin             133                      12,395
Stevie Lynn Talley             133                      12,395
James D. Watkins               133                      12,395
Paxton V. Franklin             100                       9,319

                     CONSENT TO ACTION WITHOUT MEETING BY THE
                    BOARD OF DIRECTORS OF UNIFI SPUN YARNS, INC.


     We, the undersigned, being all the directors of Unifi Spun Yarns, Inc., pursuant to the provisions of Section 55-8-21 of the North Carolina Business Corporation Act and the Bylaws of the corporation, do hereby adopt the resolutions set forth below by signing our written consent hereto.

                    Unifi Spun Yarns, Inc. (formerly Vintage)
                       1992 Employee Stock Option Plan

     WHEREAS, Vintage Yarns, Inc. ("Vintage"), Unifi, Inc. ("Unifi") and U.F. Investments, Inc. ("U.F."), in connection with the Reverse Triangular Merger of U.F. with and into Vintage, entered into an Agreement amending and converting options under the 1992 Employee Stock Option Plan of Vintage Yarns, Inc. (the "Plan"), which Agreement, among other things provided:

     1.     On and after the effective date of the Reverse
Triangular Merger, the reference in the Plan to "Board" shall be changed to "Committee".

     2. The first sentence of paragraph 2 of the Plan is deleted and substituted with the following:

          The plan shall be administered by a committee appointed by the board of Directors of Unifi, Inc. (the "Committee"). The Committee shall consist of not fewer than two nor more than five members of the Board, as appointed from time to time by the Board. [If the shares are registered in the future, under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), each member of the Committee must be eligible to administer the plan pursuant to the disinterested administration requirements of Rule 16b-3(c)(2)(i) (or any successor rule) under the Exchange Act.]

     3. Deleted the second sentence of Paragraph 3 of the Plan and substituted the following:

          Options may be granted under the plan on and before the effective date of the Plan, but not before the effective date of the Merger pursuant to the Agreement and Plan of Reverse Triangular Merger dated as of February 10, 1993, by and among the Corporation, Unifi, Inc., and U.F. Investments, Inc.; and

     WHEREAS, the Reverse Triangular Merger between Unifi
Investments, Inc. with and into Vintage yarns, Inc. was effective on April 23, 1993; and

     WHEREAS, Vintage Yarns, Inc. amended its Certificate of
Incorporation on the 27th day of May, 1993, changing its name to Unifi Spun Yarns, Inc.;

     NOW, THEREFORE, BE IT RESOLVED, that the name of the 1992
Employee Stock Option Plan of Vintage Yarns, Inc. be changed to:

     Unifi Spun Yarns, Inc.'s 1992 Employee Stock Option Plan

     BE IT FURTHER RESOLVED, that the Board of Directors of this corporation, in exercise of the authority granted in the Plan as amended, do hereby establish a Stock Option Committee, to consist of three directors of the corporation, who meet the disinterested administration requirements of Rule 16b-3(c)(2)(i), which committee will administer the Plan as a committee of the board, as provided in the Plan, as amended;



     BE IT FURTHER RESOLVED, that the Board of Directors do hereby appoint:

          G. ALLEN MEBANE
          WILLIAM T. KRETZER
          ROBERT A. WARD

    as the members of the Stock Option Committee, to serve until their successors are appointed.

     This Consent is effective as of the 12th day of May, 1993 and may be signed in counterparts.

                                             BOARD OF DIRECTORS

                                             G. Allen Mebane
                                             G. Allen Mebane

                                             William Armfield
                                             William Armfield

                                             William T. Kretzer
                                             William T. Kretzer

                                             Jerry Eller
                                             Jerry Eller

                                             Robert A. Ward
                                             Robert A. Ward

                                             Alf Webster
                                             Alf Webster